Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-146613) and on Form S-3 (No. 333-147717, No. 333-148551 and No. 333-156603) of Andalay Solar, Inc. (formerly Westinghouse Solar, Inc.) of our report dated April 15, 2015, relating to the consolidated financial statements of Andalay Solar, Inc. (formerly Westinghouse Solar, Inc.), which appears in this Annual Report on Form 10-K/A (Amendment No. 1).

/s/ Burr Pilger Mayer, Inc.

San Jose, California
February 4, 2016